UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2013

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, Conceptus, Inc. (the “Company”) announced the appointment of Joseph Sharpe to the position of Executive Vice President of Operations, effective January 21, 2013.

Mr. Sharpe, age 53, has 25 years of experience in the medical device field. Before joining the Company, Mr. Sharpe came out of semi-retirement to serve as the Senior Vice President of Operations at Optovue, Inc., from September 2010 to January 2013. Before that, Mr. Sharpe served as Vice President of Operations at Thoratec Corporation from 1997 to 2006. Prior to his tenure at Thoratec Corporation, Mr. Sharpe held numerous positions in operations with Baxter Healthcare Corporation from 1983 to 1997, with increasing scale and responsibility culminating in his role as Director of Operations from 1992 to 1997. Mr. Sharpe received a B.S. degree in mechanical engineering from the University of Massachusetts at Lowell.

Item 7.01.         Regulation FD Disclosure.

On January 22, 2013, the Company issued a press release announcing Mr. Sharpe’s appointment as Executive Vice President of Operations and the Company’s plans to establish direct manufacturing operations in Costa Rica. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 22, 2013 – Conceptus, Inc. Names Joseph G. Sharpe as Executive Vice President of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President and Chief Financial Officer

Dated: January 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 22, 2013 – Conceptus, Inc. Names Joseph G. Sharpe as Executive Vice President of Operations.